                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           BOSTONFED BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                           BOSTONFED BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 273-0300

                                                                  March 28, 2000

Fellow Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of BostonFed Bancorp, Inc., the holding company for Boston Federal Savings Bank and Broadway National Bank, Burlington, Massachusetts, which will be held on April 26, 2000, at 2:00 p.m., at The Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

         The attached Notice of the Annual Meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of BostonFed Bancorp, Inc., as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the annual meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

         The Board of Directors of BostonFed Bancorp, Inc. has determined that the matters to be considered at the annual meeting are in the best interests of the company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all of the employees of the company and the banks, I thank you for your continued interest and support.


                                                         Sincerely yours,



                                                         David F. Holland
                                                         Chairman, President and
                                                         Chief Executive Officer

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2000

                       ----------------------------------



         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of BostonFed Bancorp, Inc. will be held on April 26, 2000, at 2:00 p.m., at The Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

         The purpose of the annual meeting is to consider and vote upon the following matters:

         1.       The election of four directors to three-year terms of office;
         2. The ratification of the appointment of KPMG LLP as independent auditors of the company for the fiscal year ending December 31, 2000; and
         3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

         The Board of Directors has established March 3, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the company as of the close of business on such record date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the company. A list of shareholders entitled to vote at the annual meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the annual meeting and will also be available at the annual meeting.

                                             By Order of the Board of Directors



                                             John A. Simas
                                             Executive Vice President and
                                             Corporate Secretary

Burlington, Massachusetts
March 28, 2000

                             BOSTONFED BANCORP, INC.

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000

                             -----------------------


SOLICITATION AND VOTING OF PROXIES

         This proxy statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders, to be held on April 26, 2000 (the "Annual Meeting"), and at any adjournments thereof. The 1999 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 1999, accompanies this proxy statement, which is first being mailed to record holders on or about March 28, 2000.

         Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

         A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Corporate Investor Communications, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain vote instruction from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

         The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

         The close of business on March 3, 2000, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,907,481 shares.

         As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the approval of KPMG LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under Delaware law and the Company's Bylaws, an affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder ratification of Proposal 2. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast. Shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote or as votes cast and will have no effect.

         Proxies solicited hereby will be returned to the Company's transfer agent, EquiServe. The Board of Directors has designated EquiServe to act as the inspector of election and to tabulate the votes at the Annual Meeting. EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, who owns more than 5% of the Company's Common Stock as of the Record Date. The Record Date is defined as the date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

                                                                                           Amount and
                                                                                            Nature of              Percent of
Title of Class                       Name and Address of Beneficial Owner             Beneficial Ownership           Class
--------------                   -------------------------------------------          ---------------------        ----------

Common Stock..................   Boston Federal Savings Bank                                529,000 (1)               10.8%
                                 Employee Stock Ownership Plan ("ESOP")
                                 17 New England Executive Park
                                 Burlington, Massachusetts 01803

Common Stock..................   Thomson Horstmann & Bryant, Inc.                           503,100 (2)               10.3
                                 Park 80 West/Plaza Two
                                 Saddle Brook, New Jersey  07663

Common Stock..................   John Hancock Advisers, Inc.                                436,700 (3)                8.9
                                 John Hancock Place
                                 P.O. Box 111
                                 Boston, Massachusetts 02117

-------------------------
(1) The Investors Bank and Trust has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 3, 2000, 362,721 shares had been allocated under the ESOP and 166,279 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based upon information in an amendment to the Schedule 13G filed on January 11, 2000.
(3)  Based upon information filed in a Schedule 13G amended on January 15, 1999.


                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of ten directors and is divided into three classes. Each of the ten members of the Board of Directors of the Company also presently serves as a director of the Boston Federal Savings Bank ("BFS") and Broadway National Bank ("BNB") (collectively, the "Banks"), both of which are the wholly-owned primary operating subsidiaries of the Company. Directors are elected for staggered terms, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. Under the Company's Bylaws, a person may only serve as a director until the later of reaching age 72 or, in the case of a director serving in such capacity as of August 1, 1995, until April 30, 2001 or until their successor is elected and qualified.

         The four nominees proposed for election at this Annual Meeting are Edward P. Callahan, Richard J. Dennis, Sr., Patricia M. Flynn, Ph.D. and Charles
R. Kent. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

         In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and "named executive officers" of the Company, as defined below; their ages; a brief description of their recent business experience, including present occupations and employment; the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and named executive officer and all directors and executive officers as a group as of the Record Date.


                                                                                           SHARES OF
NAME AND PRINCIPAL                                                         EXPIRATION       COMMON
OCCUPATION AT PRESENT                                                        OF TERM          STOCK           PERCENT
AND FOR PAST FIVE                                            DIRECTOR           AS         BENEFICIALLY          OF
YEARS                                           AGE            SINCE         DIRECTOR         OWNED(1)         CLASS
---------------------                           ---          --------       ----------     ------------       -------
NOMINEES
Edward P. Callahan..........................     71           1982(2)          2003          33,958(3,4)         *
    Former Executive Vice President of BFS.
Richard J. Dennis, Sr.......................     74           1986(5)          2003          41,838(3,4)         *
    Sole proprietor of Casey and Dennis,
    a real estate appraisal firm.
Patricia M. Flynn, Ph.D.....................     49           2000             2003           2,500(6,7)         *
    Dean of the McCallum Graduate School
    of Business and  Professor of Economics
    at Bentley College.
Charles R. Kent.............................     71           1986(5)          2003          36,128(3,4)         *
    President of the Rush-Kent Insurance
    Agency.


                                                   (Continued on following page)

                                                                                           SHARES OF
NAME AND PRINCIPAL                                                         EXPIRATION       COMMON
OCCUPATION AT PRESENT                                                        OF TERM          STOCK           PERCENT
AND FOR PAST FIVE                                            DIRECTOR           AS         BENEFICIALLY          OF
YEARS                                           AGE            SINCE         DIRECTOR         OWNED(1)         CLASS
---------------------                           ---          --------       ----------     ------------       -------

CONTINUING DIRECTORS
Gene J. DeFeudis............................     58           2000             2001           2,500(6,7)         *
   Owns and manages DeFeudis Realty
   Corporation, Ellsmere Investment
   Company and the Birchwood Development
   Companies. Former owner of Diversified
   Ventures, Inc., d/b/a Forward Financial
   Company and Ellsmere Insurance Agency.
David F. Holland............................     58           1986(5)          2001         221,907(8,9,10)     4.40%
   Chairman, President and Chief Executive
   Officer of the Company and Chief
   Executive Officer of BFS.
Irwin W. Sizer, Ph.D........................     89           1986(5)          2001          34,114(3,4)         *
   Retired Professor from Massachusetts
   Institute of Technology and the
   former President of Whitaker Health
   Services Fund, a not-for-profit
   medical research fund.
David P. Conley.............................     56           1992             2002         133,862(8,9,10)     2.68%
   Executive Vice President, Assistant
   Secretary and Assistant Treasurer
   of the Company and President of
   BFS and President and Chief
   Executive Officer of BNB.
Richard J. Fahey............................     46           2000             2002           2,500(6,7)         *
   Principal of Trammell Crow Company, Inc.
W. Robert Mill..............................     70           1977(2)          2002          32,428(3,4)         *
   Consultant to Middleton and Co., Inc.,
   an investment advisory firm, since 1993.
   Prior to that, Mr. Mill was Senior
   Vice President and Director of
   Middleton and Co., Inc.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John A. Simas...............................     50             --              --           97,303(8,9)        1.96%
   Executive VP, Chief Financial
   Officer and Corporate Secretary of
   the Company and BFS and Executive
   Vice President, Chief Financial Officer
   and Director of BNB.
Dennis J. Furey.............................     51             --              --           48,048(8,9)         *
   Senior VP-- Commercial, Construction
   and Business Lending of BFS.
Marylea R. Oates............................     53             --              --           46,507(8,9)         *
   Senior Vice President--Residential
   Lending of BFS.

Stock Ownership of all Directors
   and Executive Officers as a Group
   (20 persons).............................                                                890,805(11)        16.53%

-------------------------------
*    Represents less than 1.0% of the Company's voting securities.
1 Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
2    Includes years of service as a director of the Company's predecessor, BFS.
3 Includes 4,000 unvested shares of the 10,000 shares awarded to each outside director, at April 30, 1996, under the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Such awards commenced vesting at a rate of 20% per year beginning on April 30, 1997. The remaining 40% of the shares will vest 20% on April 15, 2000, and 20% on April 15, 2001. All unvested shares will vest immediately upon death, disability, retirement or a change in control. Each participant presently has voting power as to the unvested shares.

                                         (Footnotes continued on following page)

4 Includes 16,000 options granted to each outside director at April 30, 1996, under the Incentive Plan which are currently exercisable or will become exercisable within 60 days and excludes 4,000 shares subject to unexercisable options granted to each outside director under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year beginning on April 30, 1997. The options for the 40% of the remaining shares will vest 20% on April 30, 2000, and 20% on April 30, 2001. All unvested options will vest immediately upon death, disability, retirement or a change in control.
5 Reflects service as a director of Leader Federal Savings and Loan Association ("LFS"), which was merged with and into BFS on October 1, 1986. Messrs. Holland, Dennis, Kent and Dr. Sizer began service on the LFS Board in 1982, 1966, 1978 and 1978, respectively.
6 Includes 2,500 unvested shares that were awarded each to Messrs. DeFeudis and Fahey and Dr. Flynn under the Incentive Plan upon their election to the Board in February 2000. Such awards begin vesting at a rate of 20% per year on October 15, 2000. All unvested shares will vest immediately upon death, disability, retirement or a change in control. Each participant presently has voting power as to the unvested shares. Mr. DeFeudis was elected as a director by the Board of Directors pursuant to an agreement Mr. DeFeudis had with the Company in connection with the sale of Diversified Ventures, Inc. d/b/a Forward Financial Company and Ellsmere Insurance Agency, Inc.
7 Excludes 5,000; 5,000; and 5,000 shares subject to unexercisable options granted Messrs. DeFeudis and Fahey and Dr. Flynn under the 1996 Incentive Plan upon their election to the Board in February 2000. Options granted under the Incentive Plan begin vesting at a rate of 20% per year commencing on October 15, 2000, but will vest immediately upon death, disability, retirement or a change in control.
8    Includes 26,000; 15,600; 10,400; 5,000; and 5,000 unvested shares of the
     65,000; 39,000; 26,000; 12,500; and 12,500 shares that were awarded to
     Messrs. Holland, Conley, Simas and Furey and Ms. Oates, respectively, under the Incentive Plan. Such awards commenced vesting at a rate of 20% per year beginning on April 30, 1997. The remaining 40% of the shares will vest 20% on April 15, 2000, and 20% on April 15, 2001. All unvested shares will vest immediately upon death, disability, retirement or a change in control. Each participant presently has voting power as to the unvested shares.
9    Includes 128,000; 76,000; 52,000; 24,000; and 24,000 shares subject to options granted to Messrs. Holland, Conley, Simas, Furey and Ms. Oates, respectively, which are currently exercisable or will become exercisable within 60 days and excludes 32,000;19,000;13,000; 6,000; and 6,000 shares subject to unexercisable options granted to Messrs. Holland, Conley, Simas, Furey and Ms. Oates, respectively, under the Incentive Plan. Shares subject to options granted under the Incentive Plan commenced vesting at a rate of 20% per year beginning on April 30, 1997 for Messrs. Holland, Conley, Simas, Furey and Ms. Oates. The options for the remaining 40% of the shares will vest 20% on April 30, 2000, and 20% on April 30, 2001. All unvested options will vest immediately upon death, disability, retirement or a change in control.
10 Does not include 8,669 and 781 Common Stock share equivalents credited to the Defined Contribution Restoration Plan, which is described elsewhere in this document, accounts of Mr. Holland and Mr. Conley, respectively.
11 Includes a total of 105,060 shares awarded under the Incentive Plan as to which voting may be directed. Includes a total of 475,000 shares underlying options granted under the Incentive Plan which are currently exercisable or will become exercisable within 60 days.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets quarterly and may have additional meetings as needed. During fiscal 1999, the Board of Directors of the Company held seven meetings. Except for Dr. Sizer, who due to illness attended 66% of Board and committee meetings, all of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1999. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

         AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee of the Company currently consists of directors Callahan, Dennis, Flynn, Mill and Sizer, who are outside directors. The purposes of this committee are to review financial statements and scope of the annual audit, to monitor financial and accounting controls, to recommend appointment of the independent auditor and to review management's actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance Committee of the Company met three times in fiscal 1999.

         NOMINATING COMMITTEE. The Company's Nominating Committee for the 2000 Annual Meeting consists of Messrs. Conley, Holland and Mill. The committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Corporate Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Exchange Act and the Company's Bylaws. Article II, Section 1 of the Bylaws govern eligibility to qualify as a director. The information provided must establish the nominee's qualifications under these Bylaw provisions. The Nominating Committee met on February 23, 2000.

         EXECUTIVE COMMITTEE. The Company's Executive Committee consists of Messrs. Conley, Holland and Kent. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee met one time during fiscal 1999.

         COMPENSATION COMMITTEE. The Compensation Committee of the Company and the Personnel Committees of BFS and BNB (collectively, the "Compensation Committee") currently consists of Messrs. DeFeudis, Dennis, Fahey, Kent and Dr. Sizer. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Banks. The Compensation Committee of the Company met three times in fiscal 1999.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Members of the Board of Directors of the Company currently receive an annual retainer of $4,000 and a fee of $500 for each Board meeting attended and a fee of $250-$500 for each committee meeting attended. Directors of BFS are currently paid an annual retainer of $4,000 and a fee of $500 for each Board meeting attended. Directors are currently paid a fee of $250-$500 for meetings of committees of the BFS Board on which they serve. BNB's Directors are paid an annual retainer of $1,000 and a fee of $250 for each Board or Committee Meeting attended. Members of management who are also directors do not receive any director compensation.

         CONSULTING AGREEMENT. On December 7, 1999, and in connection with the Company's acquisition of Diversified Ventures, Inc. d/b/a Forward Financial Company and Ellsmere Insurance Agency (collectively, "Forward Financial"), the Company entered into a consulting agreement with Mr. DeFeudis. For a description of such acquisition, see "Transactions with Certain Related Persons." The agreement, which is for a two-year term, commenced on December 7, 1999 and provides that Mr. DeFeudis be paid a quarterly fee in an amount of $125,000 for consulting services to the Company.

         INCENTIVE PLANS. The Company maintains two plans, the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan") and the BostonFed Bancorp, Inc. 1997 Stock Option Plan, approved by shareholders, under which all directors of the Company and the Banks are eligible to receive awards of options to purchase Common Stock or shares of Common Stock. Under the Incentive Plan, each outside director at that time was granted on April 30, 1996, non-statutory options to purchase 20,000 shares of Common Stock (with dividend equivalent rights ("DERs"), as discussed below) and stock awards for 10,000 shares of Common Stock (collectively, the "Directors' Awards"). The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of Common Stock subject to an option. The exercise price for the stock option awards to directors under the Incentive Plan is $12.44 per share, which was the fair market value of the shares on the date of grant. Shares subject to options granted commenced vesting at a rate of 20% per year beginning on April 30, 1997. The Directors' Awards became exercisable in five equal annual installments of 20% commencing on April 30, 1997. The remaining awards will vest on April 15, 2000, and April 15, 2001. All Directors' Awards will immediately vest upon termination due to death, disability, retirement or a change in control. No Company Directors have received awards under the BostonFed Bancorp, Inc. 1997 Stock Option Plan.

EXECUTIVE COMPENSATION

         The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

         The Banks' and the Company's Executive Compensation Policies ensure competitive compensation levels to retain and attract able management. The Compensation Policies were adopted for the Company and BFS in 1996 to be used in determining compensation levels in subsequent years. Short Term Incentive Plans ("STIPs") were adopted by BFS (not including Forward Financial) in 1997, and BNB in 1998, which measure specific objective financial performance results upon which to base payouts to executives and other employees. Payouts under these plans are reflected in the Bonus column of the Summary Compensation Table.

         Executive salary levels of BFS and BNB were reviewed in December 1999 and certain increases approved in accordance with the General Policy detailed below. The primary quantitative measurements utilized in the December 1999 compensation review were the improvement in such measurements as earnings per share and return on equity, as well as the performance of the Company's stock relative to comparable financial institutions.

         General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

         The Compensation Committee shall review executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base their recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of consultants or other compensation experts.

         The Banks participate in salary surveys each year to obtain contemporaneous compensation data. The Company and the Banks engaged William M. Mercer Compensation and Benefits Consultants to review the salary structure of the executive officers of the Company and its subsidiaries in relation to peer institutions operating within the northeast region of the United States. In addition, the Compensation Committee utilized the 1999 William M. Mercer Compensation and Benefits Survey.

         In preparation of comparative compensation data, factors most similar to the Company are evaluated. Corporate considerations include asset size, earnings, type of operation, corporate structure, and geographic location. Considerations for management are scope and similarity of positions, experience, and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely, and reliable data that permits the Committee to evaluate compensation and make recommendations to the Boards of Directors.

         The Chief Executive Officer of BFS evaluates the performance of all BFS executive officers reporting to him and the President of BFS evaluates the performance of all executive officers reporting to him. The Chief Executive Officer of BNB evaluates the performance of all BNB executive officers. The Company's Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

         The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the respective Boards of Directors of the Banks. Upon review, the Boards of the Banks then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

         Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, short-term cash incentives, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, defined benefits restoration plan, defined contribution restoration plan, and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants' level of compensation under set guidelines provided for in such plans. Benefits under the ESOP and 401(k) plan are also subject to limitations imposed by ERISA. The defined benefits and contribution restoration plans, described later in this document, restore to participants, those benefits limited by tax regulation under the ESOP, 401(k) and retirement plans. Short-term cash incentives are determined primarily by the objective criteria in the STIP.

         Chief Executive Officer. The salary of the Chief Executive Officer was reviewed in December 1999 and set at $360,000 effective January 2000. In determining the Chief Executive Officer's salary level, the Compensation Committee reviewed an independent survey by William M. Mercer.

         The survey material indicated that the new salary of the Chief Executive Officer was below the average paid at comparable financial institutions. The Chief Executive Officer earned a STIP bonus in 1999 which was paid in February 2000. Total cash compensation of the Chief Executive Officer was below the average paid at comparable financial institutions as indicated by the data in the compensation survey reviewed by the Committee.

         When reviewing the 1999 performance of the Chief Executive Officer, the Committee considered the financial performance of the Company during 1999 focusing on the significant improvement in earnings, earnings per share and return on equity. The Committee also considered the successful acquisition of Forward Financial and Ellsmere Insurance Agency, Inc. and the performance of the Company's stock compared to other over the last twelve months, which is detailed in the Stock Performance Graph contained in this proxy statement.

         The goal of the above referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                           THE COMPENSATION COMMITTEE

                             Richard J. Dennis, Sr.
                                 Charles R. Kent
                                 Irwin W. Sizer

         STOCK PERFORMANCE GRAPH. The following graph shows a comparison of cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies in the American Stock Exchange and the Media General Industry Custom Peer Group Index for the period beginning on October 24, 1995, the day the Company's Common Stock began trading, through December 31, 1999. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by Media General Financial Services.

                         COMPARISON OF TOTAL RETURNS OF
                   BOSTONFED BANCORP, INC., AMEX MARKET INDEX
                      AND MG INDEX FOR SAVINGS INSTITUTIONS





--------------------------------------------------------------------------------

                                                                          SUMMARY
                                     10/24/95         12/29/95         12/31/96       12/31/97           12/31/98           12/31/99
                                     --------         --------         --------       --------           --------           --------
BostonFed Bancorp, Inc..............    100             97.92           124.37         187.21             153.32             141.78

AMEX Market Index...................    100            103.63           105.28         131.66             141.32             180.59

MG Index for Savings Institutions...    100            101.02           119.45         202.21             142.48             138.46

NOTES:

     A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.00 on October 24, 1995.

--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table shows, for the years ended 1999, 1998 and 1997 cash compensation paid by BFS, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Company and the other four highest paid executive officers of the Company and the Banks who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1999 ("Named Executive Officers").


                                                                                          LONG-TERM COMPENSATION
                                                                                 ---------------------------------------------------
                                              ANNUAL COMPENSATION(1)                       AWARDS              PAYOUTS
                                             -------------------------------     -------------------------    ---------
                                                                     OTHER                      SECURITIES
                                                                     ANNUAL      RESTRICTED     UNDERLYING                 ALL OTHER
NAME AND                           FISCAL                            COMPEN-        STOCK         OPTIONS/       LTIP       COMPEN-
PRINCIPAL POSITIONS                 YEAR     SALARY($)   BONUS($)   SATION(2)    AWARDS($)3     SARS(#)(4)    PAYOUTS(5)   SATION(6)
----------------------------       ------    ---------   --------   ---------    ----------     ----------    ----------   ---------

David F. Holland.................   1999      $318,564    $87,120      --            $--            --            --        $181,648
Chairman, President & CEO of        1998       311,638     50,625      --             --            --            --          39,142
Company, Chairman and CEO of        1997       291,616     33,810      --             --            --            --          51,951
BFS, Chairman of BNB

David P. Conley..................   1999       193,050     51,519      --             --            --            --          52,185
Director and Executive VP of        1998       186,602     28,114      --             --            --            --          38,815
Company, Director and President     1997       173,629     18,371      --             --            --            --          52,097
of BFS, Director, President and
CEO of BNB

John A. Simas....................   1999       144,752     34,849      --             --            --            --          35,812
Executive VP, Chief Financial       1998       138,573     26,347      --             --            --            --          34,598
Officer, Secretary of Company       1997       130,924     21,540      --             --            --            --          43,409
and BFS and Executive EVP, CFO
and Director of BNB.

Dennis J. Furey..................   1999       108,853     21,680      --             --            --            --          24,819
Senior VP of BFS.                   1998       108,708     15,109      --             --            --            --          25,675
                                    1997       102,007     10,510      --             --            --            --          32,821

Marylea R. Oates.................   1999       106,550     22,202      --             --            --            --          25,148
Senior VP of BFS.                   1998       105,052     11,513      --             --            --            --          25,675
                                    1997        94,584     10,633      --             --            --            --          31,793

------------------------
1 Salaries reported under Annual Compensation include director's fees (1997 and 1998 only) and amounts deferred by the Named Executive Officer pursuant to a 401(k) Plan as hereafter defined, pursuant to which employees may defer up to 6% of their compensation, up to the maximum limits under the Internal Revenue Code of 1986, as amended (the "Code"). Bonuses reported under Annual Compensation are reported in the year earned regardless of when paid. Bonuses to Messrs. Holland, Conley, Simas, Furey and Ms. Oates were paid pursuant to the BFS STIP as described later in this document.
2 For 1999 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
3 Pursuant to the Incentive Plan, Messrs. Holland, Conley, Simas, Furey and Ms. Oates were awarded 65,000, 39,000, 26,000, 12,500 and 12,500 shares of Common Stock in fiscal 1996. Such awards have been vesting in equal installments at a rate of 20% per year commencing on April 30, 1997 and the remaining 40% will vest 20% on April 15, 2000 and 20% on April 15, 2001. All awards vest immediately on termination due to death, disability, retirement, or change in control. As of December 31, 1999, Messrs. Holland, Conley, Simas, Furey and Ms. Oates had 26,000, 15,600, 10,400, 5,000 and 5,000 unvested stock awards, respectively, which were valued at $323,440, $194,064, $129,376, $62,000 and
   $62,000, respectively.
4 See discussion and table under "Stock-Based Incentive Plans" elsewhere in this proxy statement. On December 12, 1999, Shaun W. McGee and John D. Mullen were each granted 15,000 stock options. Mr. McGee is President and Mr. Mullen is Senior Vice President of Forward Financial, which the Company acquired on December 7, 1999. Messrs. McGee and Mullen were designated as Executive Officers in January 2000. The options are exercisable at $14.57 per share and vest at 20% per year beginning October 15, 2000.

                                          (Footnotes continue on following page)

5 For 1999, 1998, and 1997, there were no payouts under any long-term incentive plan.
6  For 1999, such amounts (a) include $1,969; $2,233; $2,930; $2,110; and $2,140 contributed by the respective banks' 401(k) Plans to Messrs. Holland, Conley, Simas, Furey and Ms. Oates; (b) $31,492, $31,492, $28,832, $20,765 and
   $21,064 representing the value of shares allocated under the BFS ESOP including forfeitures, for the benefit of Messrs. Holland, Conley, Simas, Furey and Ms. Oates; (c) $138,089 and $12,395 for Mr. Holland and Mr. Conley, respectively, representing the value of benefits accrued for each in the Defined Contribution Restoration Plan, for the years 1996 through 1999; and
   (d) includes $10,098, $6,066, $4,050, $1,944 and $1,944 in dividends on stock awards credited to Messrs. Holland, Conley, Simas, Furey and Ms. Oates, respectively, during fiscal 1999.


         EMPLOYMENT AGREEMENTS. The Company and BFS have entered into employment agreements with Messrs. Holland, Conley and Simas (individually, the "Executive") to ensure that the Company and BFS will be able to maintain a stable and competent management team. The continued success of the Company and BFS depends to a significant degree on the skills and competence of Messrs. Holland, Conley and Simas.

         Each of the Company employment agreements provide for a three-year term of employment that extends on a daily basis until either the Executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed three-year term. Each of the BFS employment agreements provide for a three-year term of employment that BFS may extend on an annual basis following a performance evaluation of the Executive. Under the employment agreements, the base salary of the Executive is reviewed annually by the board of directors or a committee of the board of directors. As of January 1, 2000, the base salaries for Messrs. Holland, Conley and Simas are $360,000, $210,000, and $165,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other certain employee fringe benefit programs applicable to executive personnel.

         Each of the agreements provide that the Company or BFS, as applicable, may terminate the Executive's employment for cause, as described in the respective agreements, at any time. In the event that either the Company or BFS terminates the Executive's employment for reasons other than for cause, or in the event the Executive terminates employment with the Company or BFS upon any:
(a) notice to the Executive of non-renewal of the term of the agreement, (b) failure to re-elect the Executive to the Executive's current or higher offices;
(c) a demotive change in the Executive's functions, duties or responsibilities;
(d) a relocation of the Executive's principal place of employment by more than 25 miles; (e) a reduction in compensation benefits or perquisites being provided to the Executive under the agreement; (f) liquidation or dissolution of the Company or BFS; or (g) breach of the agreement by the Company or BFS, then the Executive or, in the event of death, Executive's beneficiary will receive an amount equal to the remaining compensation and STIP payments and benefits that would have been made on the Executive's behalf to any employee benefit plans of the Company or BFS during the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

         Under the agreements, if, following a change in control of the Company or BFS, the Executive's employment involuntarily terminates, the Executive voluntarily terminates employment at any time during the term of the agreement as a result of any demotion, loss of title, office or significant authority, reduction in compensation or benefits or relocation of Executive's principal place of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive or, in the event of the Executive's death, Executive's beneficiary would receive a severance payment equal to three (3) times the greater of: (i) the Executive's average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or BFS would also continue the Executive's life, pension, medical, dental, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would not receive duplicative payments or benefit coverage under the agreements.

         Section 280G of the Internal Revenue Code (the "Code") provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed. The BFS agreements limit payments under the agreements in connection with a change in control to $1 less than the Executive's parachute limitation under Section 280G of the Code.

         Payments to the Executive under the BFS employment agreement are guaranteed by the Company if the payments are not made by BFS. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements will be paid by the Company or BFS if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and BFS shall indemnify the Executive to the fullest extent allowable under Delaware and federal law, respectively.

         CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the employment agreements, the Company and BFS have each entered into change in control agreements with Mr. Furey and Ms. Oates (the "Executive"). The Company agreements provide for a thirty-month term that extends on a daily basis until either the Executive or the Company provides written notice of non-renewal at which time the term of the agreement becomes a fixed thirty-month term. Each of the BFS agreements provide for a thirty-month term that BFS may extend on an annual basis following a performance evaluation of the Executive. Under the agreements if, following a change in control of the Company or BFS, the Executive's employment involuntarily terminates or the Executive voluntarily terminates employment as a result of any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive, or in the event of the Executive's death, Executive's beneficiary or beneficiaries or estate, as the case may be, would receive a sum equal to two and one-half (2 1/2) times the greater of (i) Executive's average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or BFS would also continue the Executive's life, pension, medical, dental and disability coverage for thirty full calendar months from the date of termination. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would not receive duplicative payments under the agreements.

         Payments to the Executive under the BFS change in control agreement will be guaranteed by the Company if the payments or benefits are not paid by BFS. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would not receive duplicative payments under the agreements.

         Section 280G of the Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such an excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed. The BFS agreements limit payments under the agreements in connection with a change in control to $1 less than the Executive's parachute limitation under Section 280G of the Code.

         STOCK-BASED INCENTIVE PLANS. The Company maintains the Incentive Plan and the 1997 Stock Option Plan (referred to herein, collectively, as "Incentive Plans") which provide discretionary stock-based awards to officers and key employees as determined by a committee of non-employee directors.

         SHORT TERM INCENTIVE PLAN (STIP). BFS and BNB maintain STIPs. The purpose of the plans is to provide cash incentive bonuses upon the achievement of objective performance goals to reward achievement and further align management's interests with that of stockholders. The criteria used for 1999 were certain performance ratios of the Company, specifically Earnings per Share
(EPS), Return on Equity (ROE), Return on Average Assets (ROA), Efficiency Ratio and various personal business or departmental goals. Targeted goals were set for each criteria and percentage payouts established for reaching or exceeding the specified goals. Awards under this plan are included in the Bonus column of the Summary Compensation Table.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.


                                   FISCAL YEAR-END OPTION/SAR VALUES

                                             NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                                OPTIONS/SARS                           OPTION/SARS
                                           AT FISCAL YEAR END(#)                  AT FISCAL YEAR END($)
                                       -----------------------------           ----------------------------
NAME                                     EXERCISABLE/UNEXERCISABLE             EXERCISABLE/UNEXERCISABLE(2)
----                                   -----------------------------           ----------------------------

David F. Holland(1) ................       96,000        64,000                   $329,760        $219,840

David P. Conley(1) .................       57,000        38,000                    195,795         130,530

John A. Simas(1) ...................       39,000        26,000                    133,965          89,310

Dennis J. Furey(1) .................       18,000        12,000                     61,830          41,220

Marylea R. Oates(1) ................       18,000        12,000                     61,830          41,220

-----------------------------
1 The options have an exercise price of $12.44 and became exercisable at an annual rate of 20% beginning April 30, 1997. The options will expire ten
     (10) years from the date of grant.
2 Based on market value of the underlying stock at the fiscal year end, minus the exercise price. On December 31, 1999, the market price of the Company's Common Stock was $15.875.

         PENSION PLAN. BFS and BNB participate in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan for their employees (the "Pension Plan"). The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, for each full year prior to age 65 the benefit is reduced by 3% at the time the benefit is distributed. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.


                                                                        YEARS OF CREDITED SERVICE(1)
                                             -----------------------------------------------------------------------------
FINAL AVERAGE EARNINGS                         15                20                25               30                35
----------------------                       -------          -------           -------           -------          -------

$75,000                                      $22,500          $30,000           $37,500           $45,000          $52,500
100,000                                       30,000           40,000            50,000            60,000           70,000
125,000                                       37,500           50,000            62,500            75,000           87,500
160,000(2)                                    48,000           64,000            80,000            96,000          112,000
200,000(2)                                    60,000           80,000           100,000           120,000          140,000
300,000(2)                                    90,000          120,000           150,000           180,000          210,000
350,000(2)                                   105,000          140,000           175,000           210,000          245,000
400,000(2)                                   120,000          160,000           200,000           240,000          280,000

------------------------
1 The maximum allowable salary for 1999 is $160,000. As of December 31, 1999, Messrs. Holland, Conley, Simas, Furey and Ms. Oates had 25 years, 30 years, 21 years, 21 years and 29 years, respectively, of credited service (i.e., benefit service).
2 Messrs. Holland, Conley, and Simas participate in the Defined Benefit Restoration Plan ("DBRP"), which is described elsewhere in this Proxy Statement. The table reflects the combined benefits of the Defined Benefit Plan and the DBRP for incomes in excess of $160,000 in 1999.


         DEFINED CONTRIBUTION AND BENEFIT RESTORATION PLANS. BFS adopted a Defined Benefit Restoration Plan ("DBRP") and a Defined Contribution Restoration Plan ("DCRP") in 1999. The purpose of these plans is to equalize for all employees the benefits derived from both defined benefit and defined contribution plans. The DBRP and DCRP function by restoring benefits lost due to tax-qualified plan contributions and income limitations. Mr.
Holland, Mr. Conley, and Mr. Simas are participants in the DBRP and DCRP plans.

         The DCRP is an excess benefit type plan which is operated in conjunction with the BFS 401(k) and ESOP qualified plans, which provides benefits that would have been provided under the qualified plans but for qualified plan benefit and contribution limitations. The DCRP provides participants with an incremental 401(k) bank match on the participant's 401(k) contributions resulting in the total BFS match that would have been made without qualified plan limitations. The DCRP also provides participants with an incremental benefit resulting in what the participant would have received as an ESOP contribution without qualified plan limitations. The amount of annual dollar benefit resultant from the incremental 401(k) and ESOP benefits is converted to Company Common Stock equivalent shares at the average of high and low price on December 31 of each year. These equivalent shares are then credited to the participant's DCRP account. The annual income resultant from the DCRP crediting is reflected in the All Other Compensation column of the Summary Compensation Table. The details of the crediting are stated in footnote number ten of the Stock Ownership Table and footnote number six of the Summary Compensation Table contained earlier in this proxy statement.

         The DBRP functions in a similar manner. It restores to participants the value of benefit service that would have been credited under the defined benefit pension plan, but for qualified plan limitations. Participants thus earn pension benefits determined by the pension plan formulas without regard to defined benefit income limitations. The amount of combined total pension benefits from both the pension plan and the DBRP is reflected in the pension plan table. BFS is contractually obligated by the DBRP to pay to each participant upon retirement the difference between the actual benefit paid by the pension plan and the benefit that would have been paid without qualified plan limitations. The DBRP also functions to remove the defined benefit plan limitations on the death benefit payout to the pension plan. The death benefit is thus restored to the pension plan formula benefit without regard to qualified plan limitations. The DBRP also serves to mitigate the benefit reduction resultant from an early retirement after age 55 as detailed in the pension plan section of this proxy statement.

         The Company guarantees payment under the DBRP and DCRP.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Company's current policy provides that all loans made by either Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In late 1999, the Company acquired Forward Financial for $38.3 million in cash. In connection with such transaction, Gene J. DeFeudis, the sole owner of Diversified, entered into a contract with the Company to provide consulting services. See "Directors Compensation--Consulting Agreement." Subsequent to the transaction, Mr. DeFeudis was appointed as a director of the Company by the Board of Directors for a term which expires in 2001. The purchase price and consulting agreement were determined in the context of an arms-length transaction through negotiations between the Company and Mr. DeFeudis with both parties being advised by investment banking firms.


                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended December 31, 1999 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Banks and the Company for the year ending December 31, 2000, subject to ratification of such appointment by the shareholders.

         Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD IF DATED, SIGNED AND RETURNED WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this proxy statement not later than November 28, 2000. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

         The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting and to nominate persons for election to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the Annual Meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. Additionally, in the case of nominations to the Board of Directors, certain information regarding the nominee must be provided, including information establishing that a nominee satisfies the eligibility requirements contained in the Bylaws. Such qualifications generally consist of requirements that any Board member or nominee: 1) reside in or have significant business ties to the communities served by the Company; 2) not be affiliated with a competing financial institution; and 3) not have been the subject of any past criminal or regulatory sanctions. Additionally, agents of or persons acting in concert with any non-qualified person also would be ineligible for nomination. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. For example, assuming that the 2001 Annual Meeting of Shareholders will be held on April 25, 2001 and that notice was given by the Company at least 100 days in advance of this meeting, then to properly bring business before such meeting, a shareholder must give written advance notice to the Corporate Secretary of the Company no later than January 25, 2001.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

         A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO JOHN
A. SIMAS, CORPORATE SECRETARY, BOSTONFED BANCORP, INC., 17 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MA 01803.

                                              By Order of the Board of Directors



                                              John A. Simas
                                              Executive Vice President and
                                              Corporate Secretary

Burlington, Massachusetts
March 28, 2000


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   DETACH HERE


                                      PROXY

                            BOSTONFED BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 2000
                     2:00 p.m. Eastern Daylight Saving Time

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints the official proxy committee of the Board of Directors at BostonFed Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 26, 2000, at 2:00 p.m. Eastern Daylight Saving Time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

   This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in the proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

                                  DETACH HERE

    Please mark
[X] votes as in
    this example


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS
    1. The election as directors of              2. The ratification of the appointment              FOR   AGAINST  ABSTAIN
       all nominees listed (except                  of KPMG LLP as independent                     [ ]     [ [      [ ]
       as marked to the contrary                    auditors of BostonFed Bancorp, Inc.
       below).                                      for the fiscal year ending December 31, 2000.

       NOMINEES:  (01) Edward P. Callahan,
                  (02) Richard J. Dennis, Sr.,
                  (03) Patricia M. Flynn,
                  (04) Charles R. Kent

         FOR ALL [ ]    [ ] VOTE WITHHELD
                              FROM ALL

    [ ]
       --------------------------------------    MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES
       For all nominees except as noted above    AT LEFT                                           [ ]


                                                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                                                 IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                 The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 28, 2000 and of the Annual Report to Shareholders

                                                 Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or
                                                 guardian, please give your full title. If shares are held
                                                 jointly, each holder may sign but only one signature is required.

Signature:                              Date:            Signature:                              Date:
          -----------------------------      -----------           -----------------------------      -----------